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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

Park Hotels & Resorts Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37795	36-2058176
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Tysons Blvd., 7th Floor, Tysons, VA		22102
(Address of Principal Executive Offices)		(Zip Code)

(571) 302-5757

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	PK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 2, 2022, Park Hotels & Resorts Inc. (the “Company”) issued a press release announcing its results of operations for the first quarter ended March 31, 2022 and made available certain supplemental information concerning the portfolio and operation of the Company. Copies of the press release and the supplemental information are furnished as Exhibits 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

In accordance with General Instructions B.2 of Form 8-K, the information included in Item 2.02 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2 hereto) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated May 2, 2022.
99.2	First Quarter 2022 Supplemental Data.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Park Hotels & Resorts Inc.

Date: May 2, 2022	By:	/s/ Sean M. Dell’Orto
Sean M. Dell’Orto
Executive Vice President, Chief Financial Officer and Treasurer